Exhibit 99.1

Worldspan Technologies Inc.

(a wholly-owned subsidiary of Travelport Inc.)

Condensed Consolidated Financial Statements

June 30, 2007

Worldspan Technologies Inc.

(a wholly-owned subsidiary of Travelport Inc.)

Condensed Consolidated Balance Sheets

(dollars in thousands)

	June 30, 2007	December 31, 2006
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$91,760	$31,551
Trade accounts receivable, net of allowance for doubtful accounts of $8,728 and $10,475 for June 30, 2007 and December 31, 2006, respectively	88,743	71,994
Prepaid expenses and other current assets	11,450	23,459
Total current assets	191,953	127,004
Property and equipment, net	88,896	100,318
Deferred charges	30,006	36,550
Debt issuance costs, net	19,460	21,225
Supplier and agency relationships, net	185,104	201,774
Developed technology, net	150,766	161,542
Trade name	72,142	72,142
Goodwill	73,525	73,525
Other intangible assets, net	24,894	26,298
Restricted fund	50,000	50,000
Other long-term assets	79,488	76,212
Total assets	$966,234	$946,590

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$12,055	$8,480
Accrued expenses	151,492	134,930
Current portion of capital lease obligations	11,576	13,199
Current portion of long-term debt	7,000	7,000
Total current liabilities	182,123	163,609
Long-term portion of capital lease obligations	56,441	62,031
Long-term debt	1,194,212	1,193,993
Pension and postretirement benefits	51,255	54,655
Other long-term liabilities	9,546	9,165
Total liabilities	1,493,577	1,483,453
Commitments and contingencies (Note 5)
Stockholders’ deficit	(527,343)	(536,863)
Total liabilities and stockholders’ deficit	$966,234	$946,590

The accompanying notes are an integral part of these consolidated financial statements.

Worldspan Technologies Inc.

(a wholly-owned subsidiary of Travelport Inc.)

Condensed Consolidated Statements of Operations

(dollars in thousands)

(Unaudited)

	Six months ended
	June 30, 2007	June 30, 2006

Revenues
Electronic travel distribution	$348,986	$475,928
Information technology services	41,257	37,854
Total revenues	390,243	513,782
Operating Expenses
Cost of revenues
Cost of revenues excluding developed technology amortization	248,517	325,675
Developed technology amortization	10,776	10,808
Total cost of revenues	259,293	336,483
Selling, general and administrative	46,800	57,828
Amortization of intangible assets	18,074	19,941
Total operating expenses	324,167	414,252
Operating income	66,076	99,530
Other Income (Expense)
Interest expense, net	(50,861)	(33,614)
Other, net	(408)	(1,102)
Total other (expense), net	(51,269)	(34,716)
Income before provision for income taxes	14,807	64,814
Income tax expense	4,476	24,571
Net Income	$10,331	$40,243

The accompanying notes are an integral part of these consolidated financial statements.

Worldspan Technologies Inc.

(a wholly-owned subsidiary of Travelport Inc.)

Condensed Consolidated Statement of Stockholders’ Deficit

(in thousands)

(Unaudited)

	Class A Common Stock		Class B Common Stock		Treasury Stock		Additional Paid in	Deferred	Accumulated (Deficit)	Accumulated Other Comprehensive
	Shares	Cost	Shares	Cost	Shares	Cost	Capital	Compensation	Earnings	Income (Loss)	Total
Balance at December 31, 2006	87,378	$873	11,000	$110	(296)	$(128)	$130	$(501)	$(536,716)	$(631)	$(536,863)
Stock-based compensation	—	—	—	—	—	—	45	92	—	—	137
FIN 48 Adjustment (See Note 1)	—	—	—	—	—	—	—	—	(401)	—	(401)
Comprehensive income:
Net income	—	—	—	—	—	—	—	—	10,331	—	10,331
Change in fair value of derivative accounted for as a hedge, net of tax of $323	—	—	—	—	—	—	—	—	—	(547)	(547)
Comprehensive income											9,784
Balance at June 30, 2007	87,378	$873	11,000	$110	(296)	$(128)	$175	$(409)	$(526,786)	$(1,178)	$(527,343)

The accompanying notes are an integral part of these consolidated financial statements.

Worldspan Technologies Inc.

(a wholly-owned subsidiary of Travelport Inc.)

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

(Unaudited)

	Six months ended
	June 30, 2007	June 30, 2006
Cash flows from operating activities:
Net income	$10,331	$40,243
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,620	49,663
Deferred income taxes	(2,871)	—
Amortization of debt issuance costs	1,639	2,129
Paid in kind interest for Travelport Notes	3,719	—
Stock-based compensation	137	1,356
(Gain) loss on disposal of property and equipment, net	(53)	128
Other	(56)	(15)
Changes in operating assets and liabilities:
Trade accounts receivable, net	(16,749)	(1,225)
Prepaid expenses and other current assets	10,770	3,126
Deferred charges	6,545	(467)
Other long-term assets	(953)	15,064
Accounts payable	3,575	(6,274)
Accrued expenses	16,562	30,989
Pension and postretirement benefits	(3,400)	(2,827)
Other long-term liabilities	(19)	(11,172)
Net cash provided by operating activities	70,797	120,718
Cash flows from investing activities:
Purchase of property and equipment	(1,213)	(2,953)
Proceeds from sale of property and equipment	379	150
Proceeds from sale of other assets	1,296	—
Net cash provided by (used in) investing activities	462	(2,803)
Cash flows from financing activities:
Proceeds from issuance of debt	25,000	—
Debt issuance costs	125	—
Principal payments on capital leases	(7,675)	(9,004)
Principal payments on debt	(28,500)	(85,000)
Proceeds from issuance of Class A Common and Series A Preferred Stock	—	360
Class A Common Stock repurchased	—	(37)
Net cash used in financing activities	(11,050)	(93,681)
Net increase in cash and cash equivalents	60,209	24,234
Cash and cash equivalents at beginning of period	31,551	58,302
Cash and cash equivalents at end of period	$91,760	$82,536

The accompanying notes are an integral part of these consolidated financial statements.

Worldspan Technologies Inc.

(a wholly-owned subsidiary of Travelport Inc.)

Notes to Condensed Consolidated Financial Statements

(dollars in thousands)

(Unaudited)

1.  Nature of Business and Summary of Significant Accounting Policies

Nature of Business.   On March 3, 2003, Citigroup Venture Capital Equity Partners, L.P. (“CVC”) and Ontario Teachers’ Pension Plan Board (“OTPP”) formed Worldspan Technologies Inc. (“WTI”, or “the Company”), formerly Travel Transaction Processing Corporation (“TTPC”). On June 30, 2003, Worldspan indirectly acquired 100% of the outstanding partnership interests of Worldspan, L.P. (the “Partnership”) from affiliates of Delta Air Lines, Inc. (“Delta”), Northwest Airlines, Inc. (“Northwest”) and American Airlines, Inc. (“American”) (the “Acquisition”). The Partnership is a Delaware limited partnership formed in 1990. Worldspan owns all of the general partnership interests in the Partnership. WS Holdings LLC (“WS Holdings”), which is owned by Worldspan, is the sole limited stockholder of the Partnership, owning all of the limited partnership interests. Prior to the Acquisition, Delta, Northwest and American (collectively, our “founding airlines”) each owned approximately 40%, 34% and 26% general partnership interests in the Partnership, respectively, and NEWCRS Limited, Inc. (“NEWCRS”), which was owned by our founding airlines, owned all of the limited partnership interests.

On December 7, 2006, Worldspan entered into an Agreement and Plan of Merger (“the Merger Agreement”) with Travelport Inc. (“Travelport”) for an initial merger consideration of $1,400,000, subject to adjustments as defined in the Merger Agreement. The acquisition closed on August 21, 2007. As a result of certain closing conditions not being met, the merger consideration was reduced to $1,350,000. Upon closing of the merger, Worldspan became a wholly-owned subsidiary of Travelport. Concurrent with entering into the Merger Agreement, Worldspan entered into certain recapitalization transactions (See Note 2), including borrowings aggregating $1,200,000. The proceeds of these borrowings, along with available cash, were used to retire $609,630 of existing indebtedness, pay accrued interest of $8,365, pay call premiums with certain indebtedness of $12,490, pay costs related to the transactions of $19,895 and pay a dividend to the Class A and Class B common stockholders aggregating $556,173. The remaining amounts outstanding under the $1,200,000 in borrowings became due and payable upon closing of the merger.

Worldspan provides information, reservations, transaction processing and related services for airlines, travel agencies and other travel-related entities. Worldspan owns and operates a global distribution system (“GDS”), and provides traditional travel agencies, online travel agencies, and corporate travel departments (“subscribers”) with access to and use of this GDS. Worldspan also charges Delta, Northwest and others for the use of the GDS.

Basis of Presentation. The accompanying financial statements represent the consolidated statements of Worldspan and its wholly owned subsidiaries. Worldspan accounts for its investments in certain investee companies (ownership 20%-50%) under the equity method of accounting, due to Worldspan having significant influence, but not control of the investee. Less than 20% owned investees are included in the financial statements at the cost of Worldspan’s investment, as Worldspan does not have significant influence of the investee. All material intercompany transactions and balances have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The year-end condensed balance sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America. In the opinion of management these financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position, results of operations and cash flows for the period indicated. The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Operating results for the six months ended June 30, 2007 and June 30, 2006 are not necessarily indicative of results that may be expected for any other interim period or for the year ending December 31, 2007.

Restricted Funds. As of June 30, 2007 and December 31, 2006, funds of $50,000 are classified as restricted due to certain requirements in the Merger Agreement. If the requirements had been satisfied prior to the closing of the merger, the restrictions on the funds would have been removed and Worldspan would have been able to dividend the amount to shareholders. However, such requirements were not satisfied, and the funds were used to prepay existing long term debt in August 2007.

Derivative Instruments.   All derivatives are measured at fair value and recognized as either assets or liabilities in the condensed consolidated balance sheets. Changes in the fair values of derivative instruments that do not qualify as hedges and/or any ineffective portion of hedges are recognized as a gain or loss in the condensed consolidated statement of operations in the current period. Changes in the fair value of the effective portions of cash flow hedges are reported in other comprehensive income and recognized in earnings when the hedged item is recognized in earnings.

Revenue Recognition. Worldspan applies the guidance within SEC Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (“SAB 104”) to determine when to properly recognize revenue. SAB 104 states that revenue generally is realized or realizable and earned when persuasive evidence of an arrangement exists, services have been rendered, the seller’s price to the buyer is fixed or determinable and collectibility is reasonably assured.

Worldspan provides electronic travel distribution services through the Worldspan GDS. These services are provided for airline carriers, rental car companies, hotels and other providers of travel products and services (collectively referred to as “suppliers”). The Company charges the suppliers fees for reservations booked through the Worldspan GDS and the fee per transaction is based upon the participation level of the respective supplier. Each participation level has a different level of functionality, which impacts the nature of the services provided through the Worldspan GDS. Revenue for airline travel transactions made through the Worldspan GDS is recognized at the time the transactions are processed. However, if a transaction is subsequently canceled, the transaction fee or fees must be credited or refunded to the airline. Therefore, revenues are recorded net of an estimated amount reserved to account for cancellations which may occur in a future month. This reserve is calculated based on historical cancellation rates. In estimating the amount of future cancellations that will require a transaction fee to be refunded, the Company assumes that a significant percentage of cancellations are followed by an immediate re-booking, without a net loss of revenues. This assumption is based on historical rates of cancellations and re-bookings and has a significant impact on the amount reserved. Revenue for car rental, hotel and other travel provider transactions is recognized at the time the reservation is used by the traveler.

Worldspan has entered into content agreements with certain airlines pursuant to which these airlines will give the Company access to their schedule information, seat availability and publicly available fares (including web fares) for flights for sale in the territories covered in the respective agreements. Any payments made by the Company to airlines in conjunction with these agreements are accounted for as contra-revenue in accordance with Emerging Issues Task Force Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products) (“EITF No. 01-9”).

Worldspan also enters into subscriber service agreements, primarily with travel agencies, providing the user with access to the Worldspan GDS. Revenue from subscriber agreements is recognized as the service is provided. In accordance with EITF No. 01-9, these revenues are reported as a reduction of cost of revenues.

As part of the Acquisition, Worldspan entered into a founder airline services agreement (“FASA”) with each of Delta and Northwest. The FASAs replaced existing agreements between the Company and these two founding airlines covering substantially the same information technology services provided by the Company at substantially the same prices. The services provided under the FASAs include (i) internal reservation system services; (ii) flight operations technology services; and (iii) software development services, which include custom development and integration of software for use in an airline’s internal reservation system and flight operations system. Under the terms of the FASAs, revenue is earned in relation to the actual monthly cost incurred to provide each of the services. Revenue is recognized in the period the services are provided and the associated costs are incurred. The FASAs contain an obligation by the Company to provide FASA credits and make FASA credit payments (collectively referred to as “FASA credits”) to Delta and Northwest during the term. Delta and Northwest earned FASA credits of $16,667 for the six month period ending June 30, 2007 and 2006, which were accounted for as contra-revenue in accordance with EITF No. 01-9.

In the first quarter of 2006, Worldspan collected outstanding previously disputed amounts regarding minimum booking fees owed by certain former online travel agency subscribers. The settlement resulted in the receipt of approximately $11,290 in minimum booking fees. The receipts were classified in the accompanying statement of operations as a reduction in cost of revenues (because payments to the agencies exceeded payments received from the agencies) in accordance EITF 01-9.  In the second quarter of 2006, Worldspan collected an outstanding previously disputed amount regarding excess messaging fees owed by one of these former online travel agency subscribers. This final settlement resulted in the receipt of approximately $10,450 in fees which were classified in the accompanying statement of operations as revenue (because payments received from the agency exceeded payments to the agency) in accordance with EITF 01-9. The contracts with these agencies were terminated.

Worldspan also provides technology services to other companies in the travel industry on a fixed fee per transaction basis. Revenue is recognized as the service is provided.

Risks and Uncertainties. Worldspan derives substantially all of its revenues from the travel industry. Accordingly, events affecting the travel industry, particularly airline travel and participating airlines, can significantly affect the Company’s business, financial condition and results of operations. Worldspan’s suppliers and subscribers are primarily located in the United States and Europe.

Travel agencies are the primary channel of distribution for the services offered by travel suppliers. If Worldspan was to lose all or part of the transactions generated by any significant travel agency and not replace such transactions, its business, financial condition and results of operations could be adversely affected. One online agency subscriber, Expedia, generated transactions in Worldspan’s electronic travel distribution segment which resulted in revenues of approximately $63,889 and $142,140 for the six months ended June 30, 2007 and 2006, respectively. These amounts represented 16% and 28% of Worldspan’s total revenues for the six months ended June 30, 2007 and 2006, respectively.

On May 5, 2004, the Company announced that it had been informed by Expedia of its intention to move a portion of its transactions in North America to another GDS provider in order to diversify its GDS relationships beyond using a single provider to process substantially all of its GDS transactions.  In October 2005, Expedia notified the Company of its intention to move some portion but not all of its European transactions to another GDS provider in 2006. Expedia announced in May 2006 that it had commenced booking at select points of sale certain European segments through another GDS. In July 2006, Expedia announced the commencement of processing transactions in North America with another GDS. As of June 30, 2007 Expedia processes very little air segments through Worldspan. The decline of Expedia’s total transaction volume processed on the Worldspan GDS has had an adverse impact on Worldspan’s revenues in 2007.

Additionally, on June 13, 2006, Priceline, one of Worldspan’s largest online travel agency customers, notified the Company that it intended to begin processing segments on another GDS as soon as July 28, 2006.  In October 2006, the Company confirmed that some of Priceline’s North American transactions are now being processed on another GDS. The decline in transaction volume in 2006 and 2007 did not have a material impact on the Company’s financial results.

Effective September 14, 2005, Delta and Northwest, both significant suppliers of the Company, entered bankruptcy protection. Revenues recognized from Delta were for $34,726 and $68,920 for the six months ended June 30, 2007 and 2006, respectively. Revenues recognized from Northwest were $24,010 and $47,377 for the six months ended June 30, 2007 and 2006, respectively.

Worldspan evaluates the collectibility of its accounts receivable considering a combination of factors. In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations to Worldspan, Worldspan records a specific reserve for bad debts against amounts due in order to reduce the net recognized receivable to the amount the Company reasonably believes will be collected. For all other customers, Worldspan recognizes reserves for bad debts based on past write-off experience and the length of time the receivables are past due. The Company maintained an allowance for doubtful accounts of approximately $8,728 and $10,475 at June 30, 2007 and December 31, 2006, respectively.

Income Taxes. On January 1, 2007, we adopted Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 provides clarification related to the process associated with accounting for uncertain tax positions recognized in Worldspan’s consolidated financial statements. FIN 48 prescribes a more-likely-than-not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken, in a tax return. FIN 48 also provides guidance related to, among other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. For transition purposes, the Company adopted FIN 48 as a change in accounting principle through a cumulative-effect adjustment to increase accumulated deficit by $401. The disclosure requirements and effect of adoption of this interpretation are presented in Note 8.

Recently Issued Accounting Pronouncements. In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. Under current generally accepted accounting principles an entity that holds a financial instrument with an embedded derivative must separate the financial instrument, resulting in the host financial instrument and the embedded derivative being accounted for separately. SFAS No. 155 permits, but does not require, entities to account for financial instruments with an embedded derivative at fair value thus negating the need to separate the instrument between its host and the embedded derivative. SFAS No. 155 was effective for the Company as of January 1, 2007. The adoption of SFAS No. 155 did not have a material effect on the Company’s consolidated financial condition or results of operations.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets. SFAS No. 156 amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. SFAS No. 156 permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. SFAS No. 156 was effective for Worldspan as of January 1, 2007. The adoption of SFAS No. 156 did not have a material effect on Worldspan’s consolidated financial condition or results of operations.

In June 2006, EITF Issue No. 06-03 “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net Presentation)” (“EITF 06-03”) was issued by the FASB. Under EITF 06-03, a company must disclose its accounting policy regarding the gross or net presentation of certain taxes. If taxes included in gross revenues are significant, a company must disclose the amount of such taxes for each period for which an income statement is presented (i.e. both interim and annual periods). Taxes within the scope of this EITF are those that are imposed on and concurrent with a specific revenue-producing transaction. Taxes assessed on an entity’s activities over a period of time, such as gross receipts taxes, are not within the scope of the EITF. EITF 06-03 is effective for the first annual or interim reporting period beginning after December 15, 2006. We adopted EITF 06-03 on January 1, 2007 and will continue to report taxes collected from customers on a net presentation basis.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements.  SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact, if any, that the adoption of this pronouncement will have on its financial statements.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R).  This pronouncement is effective for the Company as of December 31, 2007 and is required to be adopted prospectively.  SFAS No. 158 requires that the Company recognize the funded status of its defined benefit and other postretirement benefit plans in its December 31, 2007 balance sheet, with changes in the funded status recognized through comprehensive income, net of tax, in the year in which they occur. The funded status of a plan is measured as the difference between plan assets at fair value and the benefit obligation, which is represented by the projected benefit obligation for pension plans and the accumulated postretirement benefit obligation for other postretirement plans. Based on the Company’s funded status of plan obligations for the year ended December 31, 2006, the estimated impact of adopting SFAS No. 158 would have been an increase of approximately $29,000 in accumulated other comprehensive income at December 31, 2006, with no impact to the Company’s Consolidated Statements of Operations or Cash Flows. The actual impact of adopting SFAS No. 158 could materially differ from this estimate as a result of changes in assumptions used in the valuation of projected plan obligations and the fair value of plan assets measured as of December 31, 2007.  The Company’s plans are currently in compliance with the SFAS No. 158 requirement to be measured as of the date of the year-end statement of financial position.

 In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115. SFAS No. 159 permits entities to choose to measure eligible items at fair value at specified election dates and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Upfront costs and fees related to items for which the fair value option is elected shall be recognized in earnings as incurred and not deferred. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted for companies that have also elected to apply the provisions of SFAS No. 157, “Fair Value Measurements”. Companies are prohibited from retrospectively applying SFAS No. 159 unless they choose to early adopt both SFAS No. 157 and SFAS No. 159. We do not anticipate the implementation of this Statement will be material to our financial position or results of operations.

2.  Debt

Long-term debt consisted of the following:

	June 30, 2007	December 31, 2006

9 5/8% Senior Notes	$500	$500
First Lien Credit Facility (1)	696,500	700,000
Second Lien Credit Facility (1)	250,000	250,000
Travelport Notes	254,212	250,493
Total debt	1,201,212	1,200,993
Less current portion of long-term debt	(7,000)	(7,000)
Long-term debt, excluding current portion	$1,194,212	$1,193,993

(1)     Based on borrowing rates currently available to Worldspan, the carrying value of the debt obligation approximates fair value as of the end of the respective period.

On December 7, 2006, the Company and certain of its wholly owned subsidiaries entered into the following transactions (collectively referred to as “2006 Recapitalization Transactions”):

•                  Worldspan entered into a first lien credit agreement in the amount of $700,000 (“First Lien Credit Facility”). The First Lien Credit Facility bore interest with respect to Eurodollar loans at a rate of LIBOR plus a 3.25% margin and with respect to Base Rate Loans, the greater of the Prime Rate or the Federal Funds plus one half of one percent plus a 2.25% margin. Interest was payable at the end of each calendar quarter beginning March 31, 2007. The principal was due in 27 quarterly installments of $1,750 commencing March 31, 2007 with a balloon payment of $652,750 due on December 7, 2013.

•                  Worldspan entered into a second lien credit agreement in the amount of $250,000 (“Second Lien Credit Facility”). The Second Lien Credit Facility bore interest with respect to Eurodollar loans at a rate of LIBOR plus a 7.00% margin and with respect to Base Rate Loans, the greater of the Prime Rate or the Federal Funds plus one half of one percent plus a 6.00% margin. Interest was payable at the end of each calendar quarter beginning March 31, 2007.

•                  Worldspan entered into a $125,000 Subordinated Note due December 7, 2015 with Travelport Worldwide Limited and a $125,000 Subordinated Note due December 7, 2015 with Travelport Limited (collectively referred to as “Travelport Notes”). The Travelport Notes bore interest at a rate of 3% per annum. Interest was payable quarterly commencing March 31, 2007. Any unpaid interest became part of the principal of the Travelport Notes on a quarterly basis.

Upon closing of the merger with Travelport, the Company repaid the principal and accrued interest on the First Lien and Second Lien Credit Facilities, and the Travelport Notes were converted to equity.

In February of 2007, Worldspan drew down $25,000 on its revolving credit facility. This amount was repaid in full in May 2007. This revolving credit facility was terminated in conjunction with the Company’s merger with Travelport.

On March 4, 2005, Worldspan entered into an interest rate swap with a notional amount of $508,370 on November 15, 2005 and amortized on a quarterly basis to $102,250 at November 15, 2008. The reset dates on the swap were February 15, May 15, August 15 and November 15 of each year until maturity on November 15, 2008. This agreement, which was designated as a cash flow hedge, was used to convert the variable component of the interest rates on certain indebtedness to a fixed rate of 4.3%, effective November 15, 2005. During 2006 and for the six months ended June 30, 2007, the critical terms of the swap matched those of the debt it was hedging; therefore the swap was considered a highly effective hedge against changes in the fair value of the debt and no ineffectiveness was recognized in operations. Changes in the fair value of the swap are recognized as a component of accumulated other comprehensive income in each reporting period. In the third quarter of 2007, the debt hedged was retired and the interest rate swap was terminated. As of June 30, 2007 and December 31, 2006, the total fair value of this swap was $2,492 and $3,427, respectively, which included accrued interest of $358 and $423, respectively. The fair value of this swap and the accrued interest is included in other current assets in the condensed consolidated balance sheets. On August 17, 2007, the Company received $1,252 in cash upon termination of the interest rate swap and recognized the amount in earnings in the third quarter.

3.  Employee Benefit Plans

The components of net pension and postretirement costs were as follows:

	Pension benefits
	Six months ended June 30, 2007	Six months ended June 30, 2006
Service cost	$—	$—
Interest cost	6,039	5,846
Expected return on plan assets	(8,598)	(7,896)
Amortization of transition obligation	—	—
Amortization of prior service cost	—	—
Recognized net actuarial loss	56	64
Net periodic pension benefit income	$(2,503)	$(1,986)

	Postretirement benefits
	Six months ended June 30, 2007	Six months ended June 30, 2006
Service cost	$103	$118
Interest cost	784	760
Expected return on plan assets	—	—
Amortization of transition obligation	—	—
Amortization of prior service cost	—	—
Recognized net actuarial loss	52	—
Net periodic pension benefit expense	$939	$878

Effective January 1, 2002, the defined benefit pension plan was amended to exclude employees hired on or after January 1, 2002. Effective December 31, 2003, the Company froze all further benefit accruals under the defined benefit pension plan. Employees who already became participants in the defined benefit pension plan will, however, continue to receive credit for their future years of service for purposes of determining vesting in their accrued benefits and for purposes of determining their eligibility to receive benefits, such as early retirement, that are conditioned on the number of a participant’s years of service.

4.  Related Party Transactions

Refinancing Transactions. In December 2006, Worldspan entered into the 2006 Recapitalization Transactions. Certain of the parties to these transactions were, at that time, related parties, including CVC and OTPP. See Note 2.

Advisory Agreements. In connection with the Acquisition, Worldspan entered into an advisory agreement with CVC Management pursuant to which CVC Management provided financial, advisory and consulting services to the Company. In exchange for these services, CVC Management was entitled to an annual advisory fee of $900. The advisory agreement had an initial term of ten years. These expenses are included in “Selling, general and administrative” expenses in the accompanying condensed consolidated statement of operations.

On February 16, 2005, Worldspan entered into an amendment to this advisory agreement with CVC Management to terminate all advisory and other fees payable under that agreement as of January 1, 2005 in return for a prepayment of $4,620 payable on or before December 15, 2005. The Company paid the entire amount of this prepayment to CVC in 2005. The prepaid advisory fees are included in “Prepaid expenses and other current assets” in the accompanying consolidated balance sheets. The prepaid advisory fees were amortized on a straight line basis over the remaining term that the services were provided. In connection with the closing of the merger, the prepaid advisory agreement was terminated in the third quarter of 2007. During each of the six month periods ended June 30, 2007 and 2006, the Company recognized $453 of expense in connection with this agreement. Upon closing of the merger with Travelport, the advisory agreement was terminated.

Outsourcing Agreements. In 2005, Worldspan’s United Kingdom domiciled subsidiary, Worldspan Services Limited, entered into a distributor agreement with Calleo Distribution technologies Pvt. Ltd (“Calleo”) for the distribution of Worldspan’s services in the India sub-continent and other countries. In 2006, the Company entered into a master services agreement for technology services with InterGlobe Technologies, Pvt. Ltd. (“IGT”). IGT is a joint venture between InterGlobe Enterprises and Galileo, a wholly-owned subsidiary of Travelport. Mr. Rakesh Gangwal, former Chairman, President and Chief Executive Officer of the Company, held a greater than 10% equity ownership interest in both Calleo and IGT.  The master services agreement has an initial term of ten years, subject to termination rights. The distributor agreement also has an initial ten year term, subject to termination rights.  Payments under the distributor agreement are contingent upon bookings generated by Calleo.  The Company paid $2,734 and $1,686 to Calleo and IGT, respectively, during the six month period ended June 30, 2007.  The Company paid $941 and $968 to Calleo and IGT, respectively, during the six month period ended June 30, 2006.  The Company has a total of approximately $1,247 and $655 of accrued expenses owed to Calleo and IGT as of June 30, 2007 and 2006, respectively.

In 2006, Worldspan entered into an internet service agreement with Time Warner Telecom, Inc. (“TWTC”). Mr. Kevin Mooney, former Chief Financial Officer of Worldspan and Chief Commercial Officer of Travelport, is a director of TWTC. During the six month periods ending June 30, 2007 and 2006, respectively, the Company paid $30 and $0, respectively, to TWTC. As of June 30, 2007 and 2006, there were no accrued expenses owed to TWTC.

5.  Commitments and Contingencies

Litigation. In September 2005, Worldspan and Orbitz, a majority-owned subsidiary of Travelport filed separate lawsuits against the other. Orbitz is one of the Company’s largest online travel agency customers and represented approximately 14% of its transaction volume for the six months ended June 30, 2007. The Company’s suit alleged various federal and state law claims. Worldspan also sought monetary damages from Orbitz in excess of $109,000 and reimbursement for its attorneys’ fees and costs. The Orbitz complaint against Worldspan comprised various claims, including claims of breach of contract, fraud and rescission, in addition to a declaratory judgment request. The Orbitz complaint sought equitable and monetary relief, attorney’s fees and costs, monetary damages in excess of $50,000 and prejudgment interest. On August 21, 2007, the parties have agreed to stay both the state and federal actions. On September 18, 2007 the Circuit Court of Cook County dismissed all pending claims between the parties with prejudice.

In September 2003, Worldspan received multiple assessments totaling €39,503 from the tax authorities of Greece relating to tax years 1993-2002. Worldspan filed appeals of these assessments. Pursuant to a formal tax amnesty program with the Greek authorities, the Company reached a settlement of the outstanding assessments in an amount of approximately €7,775. The Partnership Interest Purchase Agreement, dated March 3, 2003, provided that each of the founding airlines shall severally indemnify the Company and hold Worldspan harmless on a net after-tax basis from and against any and all taxes of the Company and its subsidiaries related to periods prior to the Acquisition. Worldspan informed the founding airlines of the receipt of these assessments and the indemnity obligation of the founding airlines under the Partnership Interest Purchase Agreement. As of June 30, 2007, Delta, Northwest and American have reimbursed the Company in full pursuant to their indemnity obligations.

On July 26, 2006, Expedia and its affiliate, IAC Global LLC, (collectively, “Expedia”) filed a lawsuit against Worldspan in the Superior Court, King County, Washington. Among other actions and requests for relief, the complaint requests a declaratory judgment from the court regarding Expedia’s use of data and information provided by the Company as set forth in the contract between the parties. The Company believes that the allegations in the Expedia complaint are without merit and it intends to defend against this action.

In addition, Worldspan is currently involved in various claims related to matters arising from the ordinary course of business. Management believes the ultimate disposition of these actions will not materially affect the financial position or results of operations of Worldspan.

6.  Business Segment Information

The Company’s operations are classified into two reportable business segments: electronic travel distribution and information technology services. The Company’s two reportable business segments are managed separately based on fundamental differences in their operations. In addition, each business segment offers different products and services. The electronic travel distribution segment distributes travel services of its suppliers to subscribers of the Worldspan GDS. By having access to the Worldspan GDS, subscribers are able to book reservations with the suppliers. The information technology services segment provides technology services to Delta and Northwest and other companies in the travel industry.

The Company evaluates segment performance and allocates resources based on operating income plus depreciation and amortization. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies. There are no intersegment sales.

	Six months ended
	June 30, 2007	June 30, 2006

Revenues
Electronic travel distribution	$348,986	$475,928
Information technology services	41,257	37,854
Total revenues	$390,243	$513,782
Operating income (loss)
Electronic travel distribution	$80,402	$111,136
Information technology services	(14,326)	(11,606)
Total operating income	$66,076	$99,530
Depreciation and amortization
Electronic travel distribution	$30,812	$39,060
Information technology services	10,808	10,603
Total depreciation and amortization	$41,620	$49,663

The Company’s principal administrative, marketing, product development and technical operations are located in the United States. Areas of operation outside of North America include EMEA, Asia and Latin America which are primarily composed of selling and marketing functions.

The following table includes selected interim financial information for the six months ended June 30, 2007 and June 30, 2006, respectively, related to our geographic areas.

	Six months ended
	June 30, 2007	June 30, 2006

Geographic areas
Total revenues
United States	$322,653	$ 460,573
Foreign	67,590	53,209
Total	$390,243	$ 513,782

	June 30, 2007	December 31, 2006
Long-lived assets
United States	741,934	$784,568
Foreign	32,347	35,018
Total	774,281	$ 819,586

7.  Goodwill and Other Intangible Assets

Goodwill and other intangible assets consisted of the following:

		June 30, 2007		December 31, 2006
	Estimated Useful Life	Cost	Accumulated Amortization	Cost	Accumulated Amortization
Supplier and agency relationships	8-11 years	$318,467	$133,363	$318,467	$116,693
Information technology services contracts	5-15 years	36,126	11,232	36,126	9,828
Developed technology	5-11 years	238,850	88,084	238,850	77,308
Goodwill	Indefinite	73,525	—	73,525	—
Trade name	Indefinite	72,142	—	72,142	—
		$739,110	$232,679	$739,110	$203,829

During the six months ended June 30, 2006, the Company recorded $1,615 in acceleration of amortization of agency relationship intangibles related to two online agencies. The contracts with the Company were terminated by the agencies.  The write-off was recorded as additional amortization in the condensed statement of operations.

In connection with the Acquisition, the Company recorded an intangible asset in the amount of $33,152 related to the FASA with Delta and Northwest.  Upon emerging from bankruptcy protection, both Delta and Northwest affirmed their FASA agreement. As of June 30, 2007, the unamortized portion of the intangible asset related to the Delta and Northwest FASAs was $24,320.  This amount is included in “Other intangible assets, net” in the accompanying condensed consolidated balance sheets.  The services provided to Delta and Northwest under the terms of their respective FASAs include internal reservation services, development services and other support services.

In connection with the Acquisition, the Company also recorded additional intangible assets of approximately $318,467 related to the value of its existing relationships with online travel agencies, traditional travel agencies and travel suppliers. Of the $318,467 recorded for the Company’s existing contracts with travel agencies and travel suppliers, the Company estimates that $35,234, $76,174 and $14,223 were related to the Expedia, Orbitz and Priceline contracts, respectively. Based on these estimates, the portions of these intangible assets that were unamortized as of June 30, 2007 were $17,617, $38,087 and $7,111. The Company has confirmed that a significant portion of Expedia’s North American transactions are now being processed on another GDS. The Company has performed an impairment test in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets , and SFAS No. 142, Goodwill and Other Intangible Assets. The Company has concluded that there was no impairment related to this intangible asset as of June 30, 2007.

The Company recorded amortization expense for its intangible assets of $28,850 and $30,749 for the six months ended June 30, 2007 and 2006, respectively. Estimated amortization expense for the Company’s intangible assets is as follows:

Year Ended December 31,
Remaining in 2007	$28,845
2008	56,778
2009	57,075
2010	57,075
2011	49,029
2012	40,983
Thereafter	70,979
$360,764

8.  Income Taxes

The Company’s effective income tax rate was 30% and 38% for the six months ended June 30, 2007 and June 30, 2006, respectively. The decrease in the effective rate is primarily the result of a reduction of the Company’s income tax liability for unrecognized tax benefits, offset by non-deductible expenses.

The Company adopted the provisions of FIN 48 on January 1, 2007. As a result of the implementation of FIN 48, the Company recognized an increase of approximately $401 in the liability for unrecognized tax benefits, which was accounted for as an increase to the January 1, 2007 accumulated deficit. For the six months ended June 30, 2007, the Company reduced its FIN 48 liability by $2,331 as the related unrecognized tax benefits were effectively settled. Total unrecognized tax benefits are $3,738 and $6,069 as of June 30, 2007 and January 1, 2007, respectively.

The Company and its subsidiaries file income tax returns in the U.S federal jurisdiction, various states, and various foreign jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations for years before 2003. In the fourth quarter of 2006, the Internal Revenue Service (IRS) commenced an examination of the Company’s U.S. income tax returns for the six months ended December 31, 2003 and the 2004 and 2005 calendar years; the examination is expected to be completed by the end of 2008. As of June 30, 2007, the IRS has proposed adjustments to the Company’s research credits and amortization of transaction costs related to the acquisition of Worldspan. Management is currently evaluating the proposed adjustments, but if accepted, the Company does not anticipate the adjustments would result in a material change to its financial position.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits in income tax expense. The Company had approximately $375 and $650 accrued for interest and penalties at June 30, 2007 and January 1, 2007, respectively.